INVESTMENT ACCOUNTING AGREEMENT

      THIS AGREEMENT is made effective as of June 1, 2003, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("STATE STREET"), and WASATCH FUNDS, INC., a corporation having its principal office and place of business at 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111 ("FUND").

                                  WITNESSETH:

      WHEREAS, Fund desires to appoint State Street as its agent to perform certain investment accounting and recordkeeping functions for the investment securities, other non-cash investment properties, and monies (the "ASSETS") of the Fund's investment portfolio or portfolios (each a "PORTFOLIO", and collectively the "PORTFOLIOS"); and

      WHEREAS, State Street is willing to accept such appointment on the terms and conditions hereinafter set forth; and

      WHEREAS, Fund has retained Wasatch Advisors, Inc. (the "Investment Adviser") to provide investment advisory services to the Fund;

      NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

SECTION 1 APPOINTMENT OF AGENT. Fund hereby appoints State Street as its agent to perform certain investment accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under
Section 31(a) of the Investment Company Act of 1940, as amended, and the rules and regulations from time to time adopted thereunder (the "1940 ACT") and to calculate the net asset value of the Portfolios in accordance with the provisions of Section 3 hereof.

SECTION 2 REPRESENTATIONS AND WARRANTIES.

      SECTION 2.1 FUND REPRESENTATIONS AND WARRANTIES. Fund hereby represents, warrants and acknowledges to State Street:

   1) That it is a corporation duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

   2) That it has the requisite power and authority under the Articles of Incorporation, Bylaws, or other governing documents of Fund
      ("GOVERNING DOCUMENTS"), and applicable law to enter into this Agreement; it has taken all requisite action necessary to appoint State Street as investment accounting and recordkeeping agent; this Agreement has been duly executed and delivered by Fund; and this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

      SECTION 2.2 STATE STREET REPRESENTATIONS AND WARRANTIES. State Street hereby represents, warrants and acknowledges to Fund:

   1) That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

   2) That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by State Street; and this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms.

SECTION 3 DUTIES AND RESPONSIBILITIES OF THE PARTIES.

      SECTION 3.1 DELIVERY OF ACCOUNTS AND RECORDS. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street shall assist Fund in determining the types of accounts and records needed by State Street to perform its duties and obligations hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

      SECTION 3.2 ACCOUNTS AND RECORDS. State Street will prepare and maintain, under the direction of and as interpreted by Fund, Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form such accounts and records: (1) required to be maintained by Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act;
(2) required as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise
State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. State Street will preserve such accounts and records during the term of this Agreement in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications.

      SECTION 3.3 ACCOUNTS AND RECORDS PROPERTY OF FUND. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or Proper Instructions, State Street will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street may agree upon from time to time. At Fund's expense at an hourly rate per State Street employee as agreed in the fee schedule referenced in Section 6 below, State Street will also provide reasonable assistance to Fund's oversight personnel, and reasonable access to State Street's offices by such personnel, for the purpose of auditing State Street's performance of its duties hereunder, including the systems, disclosure controls and procedures implemented by State Street, but only as they relate to Fund.

      SECTION 3.4 ADOPTION OF PROCEDURES. State Street and Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the governing documents, prospectus, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street responsibilities or procedures under this Agreement.

      SECTION 3.5 VALUATION OF ASSETS. State Street will value the Assets in accordance with Fund's Proper Instructions utilizing the information sources designated by Fund ("PRICING SOURCEs") from time to time on a Price Source and Methodology Authorization Matrix in the form attached as Schedule A.

      SECTION 3.6 TRAINING. After execution of this Agreement, State
Street shall provide initial training to Fund's oversight personnel, at State Street's expense with regard to the person(s) providing such training, on the use of State Street's systems necessary to assist Fund to view its accounting records maintained by State Street. Such training shall be provided at Fund's offices or such other location as the parties may agree. After execution of this Agreement and prior to its termination, upon request from Fund, State Street shall also provide a list of State Street's internal training classes for State Street's employees relating to investment accounting and industry knowledge, and shall provide reasonable access to such classes by Fund's oversight personnel. State Street reserves the right to limit the number of Fund personnel who may enroll in any such class, and to prohibit participation by Fund personnel if their enrollment would bar participation by State Street employees. Fund shall bear all expenses related to the participation of Fund personnel in such classes.

      SECTION 3.7 MAINTENANCE OF EQUIPMENT, PROCEDURES AND PROGRAMS. State Street agrees that it will maintain:

   1) Computer and other equipment necessary or appropriate to carry out its obligations under this Agreement;

   2) Commercially reasonable procedures and systems to safeguard from loss or damage attributable to fire, theft or any other cause the records and other data of the Fund; and

   3) A commercially reasonable business continuation program and disaster recovery plan.

SECTION 4 PROPER INSTRUCTIONS. "PROPER INSTRUCTIONS", which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by State Street from the Fund, the Fund's investment manager or sub-adviser, as duly authorized by Fund. Such instructions may be in writing signed by the authorized person(s) or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by State Street and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and State Street. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. The Fund or the Fund's investment manager or sub-adviser shall cause its duly authorized officer to certify to State Street in writing the names and specimen signatures of persons authorized to give Proper Instructions. State Street shall be entitled to rely upon the identity and authority of such persons until it receives Proper Instruction to the contrary. Unless such Proper Instructions delegating authority to any person to give Proper Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Proper Instructions whatsoever. If Fund fails to provide State Street any such Proper Instructions naming designated representatives, any instructions received by State Street from a person reasonably believed to be an appropriate representative of Fund will constitute valid Proper Instructions hereunder. The term "designated representative" may include Fund's or a Portfolio's employees and agents, including investment managers and their employees. Fund will provide upon State Street's request a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide State Street Proper Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Proper Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, communicate such belief to Fund and refrain from acting in accordance therewith.


SECTION 5 INDEMNIFICATION AND LIMITATION OF LIABILITY.

      SECTION 5.1 LIMITATION OF LIABILITY OF STATE STREET. State Street shall be held to the standard of reasonable care in carrying out the provisions of this Agreement. However, State Street is not responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, reasonable counsel fees (including disbursements), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

   1) State Street's action or inaction pursuant hereto; provided that State Street's action or inaction was not the result of its negligence or willful misconduct;

   2) State Street's payment of money as requested by Fund, or the taking of any action that might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies except in its sole discretion;

   3) State Street's action or inaction hereunder in accordance with any Proper Instruction, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed, including any Proper Instructions, communications, data or other information received by State Street by means of the Systems, as defined in the Remote Access Services Addendum, or any electronic system of communication;

   4) State Street's action or inaction in good faith reliance on the advice or opinion of counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for Fund at the expense of Fund, or from counsel for State Street at the expense of State Street, or on the Proper Instruction, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals;

   5) Any error, omission, inaccuracy or other deficiency in the Fund's accounts and records or other information provided to State Street by or on behalf of the Fund, including the accuracy of the prices quoted by the Pricing Sources, or the information supplied by Fund to value the Assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder;

   6) Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse State Street under
      Section 5 hereof if, after final adjudication, Fund is found liable to State Street), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times;

   7) Loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person with whom State Street may deal in connection with the services provided under this Agreement.

      SECTION 5.2 OTHER LIMITATIONS.

   1) Neither party shall be liable to the other for consequential, special or punitive damages; and

   2) State Street shall not be responsible or liable for the failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

SECTION 6 COMPENSATION. In consideration for its services hereunder, Fund will pay to State Street the compensation set forth in a separate fee schedule, incorporated herein by reference, to be agreed to by Fund and State Street from time to time, and, upon demand, reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, incurred by State Street in connection with the performance of services hereunder.

SECTION 7 TERM AND TERMINATION. Either Fund or State Street may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect, provided, however, that the Fund may (i) terminate this Agreement as to one or more Portfolios by giving notice as described above to State Street, but such termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination hereof:

   1) Fund will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

   2) Fund will designate a successor (which may be Fund) by Proper Instruction to State Street; and

   3) State Street will, upon payment of all sums due to State Street from Fund hereunder or otherwise, deliver all accounts and records and other properties of Fund to the successor, or, if none, to Fund, at State Street's office. Records maintained in electronic form on State Street's systems shall be delivered in machine readable form.

In the event that accounts, records or other properties remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation for storage thereof during such period, and shall be entitled to destroy the same if not removed by the Fund within thirty (30) days after written demand.

SECTION 8 GENERAL.

   SECTION 8.1 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation hereof, State Street and Fund may from time to time agree on such provisions interpretive of or in addition to the provisions hereof as may in their joint opinion be consistent with the general tenor of this Agreement.
Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

   SECTION 8.2 ADDITIONAL PORTFOLIOS. In the event that Fund establishes one or more additional Portfolios, or the Investment Adviser wishes to add one or more additional open-end management investment companies ("NEW FUND"), with respect to which it desires to have State Street render services as recordkeeper under the terms hereof, Fund, or the Investment Adviser in the case of a New Fund, shall so notify State Street in writing. Upon written acceptance by State Street, such Portfolio or New Fund shall become subject to the provisions of this Agreement to the same extent as the existing Fund and Portfolios, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each additional Portfolio or New Fund in writing by the Fund and State Street at the time of the addition of the Portfolio or

New Fund. State Street agrees that it will accept additional Portfolios or New Funds provided that (1) the types of securities held by such Portfolios or New Funds, and (2) the services to be provided by State Street hereunder, are substantially the same as the types of securities and services relating to the existing Portfolios and Fund.

   SECTION 8.3 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

   SECTION 8.4 NOTICES. Any Proper Instruction, notice, communication or other instrument required to be given hereunder may be (a) delivered in person to the offices of the parties as set forth herein during normal business hours; or (b) effected directly between electro-mechanical or electronic devises as provided in Section 4 hereof; or (c) delivered prepaid registered mail (in which case it shall be deemed to have been served at the expiration of five business days after posting); or (d) delivered by telecopy (in which case it shall be deemed to have been served on the business day after the receipt thereof). Each party hereto shall designate from time to time the person(s) and address(es) for Proper Instructions and other communications related to the daily operations. Proper Instructions and other communications related to this Agreement (including, but not limited to termination, breach, or default) shall be delivered at the following addresses or such other addresses as may be notified by any party from time to time.

To Fund:                                    To State Street:

WASATCH FUNDS, INC.                         STATE STREET BANK AND TRUST COMPANY
150 Social Hall Avenue, Suite 400           801 Pennsylvania Avenue
Salt Lake City, UT 84111                    Kansas City, MO 64105
Attention: Eric Johnson                     Attention: Vice President,
Telephone: 801-533-0777, ext. 4169                     Investment Accounting
Telecopy: 801-533-9828                      Telephone: 816-871-4100
                                            Telecopy: 816-871-9675

   SECTION 8.5 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
SECTION 8.6 REMOTE ACCESS SERVICES ADDENDUM. State Street and Fund agree to be bound by the terms of the Remote Access Services Addendum attached as Schedule B hereto.

   SECTION 8.7 ASSIGNMENT. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with State Street. State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided that State Street shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though State Street performed such duties itself, and further provided that State Street provides prior notice of such sub-contract to Fund.

   SECTION 8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

   SECTION 8.9 SEVERABILITY. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

   SECTION 8.10 EACH PORTFOLIO A SEPARATE PARTY. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Portfolio is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement as to each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

   SECTION 8.11 ENTIRE AGREEMENT. This Agreement and the attached Schedules contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

   SECTION 8.12 WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

   SECTION 8.13 AMENDMENT. This Agreement may be modified or amended from time to time by mutual written agreement signed by the parties hereto.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

WASATCH FUNDS, INC.                          STATE STREET BANK AND TRUST COMPANY
By:                                          By:
   --------------------------                   ----------------------------
Name:                                        Name:
     ------------------------                     --------------------------
Title:                                       Title:
      -----------------------                      -------------------------

(STATE STREET LOGO)
                                                       SCHEDULE A
                                              PRICE SOURCE AND METHODOLOGY
                                                  AUTHORIZATION MATRIX
                                          Daily Valuation: Mutual Funds and
                                     Insurance (NAVigator; PAM for Mutual Funds)

--------------------------------------------------------------------------------

INSTRUCTIONS: Please indicate the primary, secondary and tertiary source to be used by State Street in calculating market value of investment for each legal entity in the Client Relationship identified below. If the security type is not held (or, in the case of a mutual fund, not allowed by the fund prospectus), please indicate N/A. NOTE: If an Investment Manager is a Pricing Source, please specify explicitly. If the Client has more than one account or portfolio, each will be priced in accordance with the instructions given below unless otherwise indicated. If the accounting platform used for the Client is MCHorizon, then State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details. The Sources Status Pricing Matrix will be provided for your information and review. In the absence of an Instruction to the contrary, State Street shall be entitled to rely on the Instructions contained in this Price Source and Methodology Authorization Matrix for each additional legal entity within the client relationship to whom State Street provides pricing services from time to time.

------------------------------------------------------------------------------------------------------------------------------------
SECURITY TYPE                        PRIMARY   SECONDARY SOURCE   TERTIARY SOURCE    PRICING LOGIC    PRICING DEFAULT    VALUATION
                                     SOURCE                                                                 LOGIC          POINT
------------------------------------------------------------------------------------------------------------------------------------
EQUITIES
------------------------------------------------------------------------------------------------------------------------------------
U. S. Listed Equities (NYSE, AMEX)                                                                                      Market Close
------------------------------------------------------------------------------------------------------------------------------------
U.S.  OTC Equities (Nasdaq)                                                                                             Market Close
------------------------------------------------------------------------------------------------------------------------------------
Foreign Equities Listed ADR's
------------------------------------------------------------------------------------------------------------------------------------
FIXED INCOME
------------------------------------------------------------------------------------------------------------------------------------
Municipal Bonds
------------------------------------------------------------------------------------------------------------------------------------
US Bonds (Treasuries, MBS, ABS,
          Corporates)
------------------------------------------------------------------------------------------------------------------------------------
Eurobonds/Foreign Bonds
------------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS
------------------------------------------------------------------------------------------------------------------------------------
    Options
------------------------------------------------------------------------------------------------------------------------------------
    Futures
------------------------------------------------------------------------------------------------------------------------------------
    Non - Listed ADR's
------------------------------------------------------------------------------------------------------------------------------------
EXCHANGE RATES
------------------------------------------------------------------------------------------------------------------------------------
FORWARD POINTS
------------------------------------------------------------------------------------------------------------------------------------

CLIENT RELATIONSHIP:                                                          STATE STREET BANK AND TRUST COMPANY
                    -------------------------------------------
        Legal Entity (if more than one, please list on page 2)
                                                                              ACCEPTED:                   Vice President
AUTHORIZED BY:                 Authorized Officer                                      ---------------------------------
              ----------------------------------
                                                                              EFFECTIVE DATE: __/___/___ (supersedes prior matrices)

       (STATE STREET LOGO)
For Everything You Invest In/TM


                                                                                                      SCHEDULE A
                                                                                           PRICE SOURCE AND METHODOLOGY
                                                                                                AUTHORIZATION MATRIX
                                                                                          Daily Valuation: Mutual Funds and
                                                                                     Insurance (NAVigator; PAM for Mutual Funds)
------------------------------------------------------------------------------------------------------------------------------------

                               LIST OF LEGAL ENTITIES IN THE CLIENT RELATIONSHIP
------------------------------------------------------------------------------------------------------------------------------------
LEGAL ENTITY                                          NAME OF AUTHORIZED SIGNER IF             SIGNATURE OF AUTHORIZED SIGNER IF
                                                         DIFFERENT THAN PAGE 1                       DIFFERENT THAN PAGE 1
------------------------------------------------------------------------------------------------------------------------------------
EXPLANATION OF FIELDS
------------------------------------------------------------------------------------------------------------------------------------
Client:           Indicate the legal entity name of the Client. If there are multiple legal entities for one client relationship, please list each Legal Entity on p. 2. If a single legal entity encompasses multiple portfolios/accounts/series, any of which are to be priced differently, please so indicate.
------------------------------------------------------------------------------------------------------------------------------------
Primary Source:   Indicate the primary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
------------------------------------------------------------------------------------------------------------------------------------
Secondary Source: Indicate the secondary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
------------------------------------------------------------------------------------------------------------------------------------
Tertiary Source:  Indicate the tertiary (3 rd level) source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
------------------------------------------------------------------------------------------------------------------------------------
Pricing Logic:    Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated Mean, Last Sale, amortized cost, etc.
------------------------------------------------------------------------------------------------------------------------------------
Pricing Default
Logic:            Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated Mean, Last Sale, amortized cost, etc. in the instance where the preferred price type is not available
------------------------------------------------------------------------------------------------------------------------------------
Valuation Point:  Indicate time of day: Market Close, End of Day, specific time and time zone.
------------------------------------------------------------------------------------------------------------------------------------
Authorized By:    Provide the signature of the person authorizing the completion of the Price Source Authorization. If multiple legal entities are listed on p. 2, please provide the signature of an authorized person in each case, if necessary.
------------------------------------------------------------------------------------------------------------------------------------

       (STATE STREET LOGO)
For Everything You Invest In/TM

                                                                                                       SCHEDULE A
                                                                                              PRICE SOURCE AND METHODOLOGY
                                                                                                  AUTHORIZATION MATRIX
                                                                                           Daily Valuation: Mutual Funds and
                                                                                      Insurance (NAVigator; PAM for Mutual Funds)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 Date:            Indicate the date the Price Source Authorization was completed
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B
                        REMOTE ACCESS SERVICES ADDENDUM
To Custody and Investment Accounting Agreements by and between State Street Bank and Trust Company and Wasatch Funds, Inc. dated June 1, 2003


          State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

          The Services. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

          Security Procedures. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

          Fees. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule").You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

          Proprietary Information/Injunctive Relief. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").

       You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

          You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

          You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

          You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

          Limited Warranties. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

          EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS

FOR A PARTICULAR PURPOSE.

          Infringement. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

          Termination. Either party may terminate access to the Remote
Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

          Miscellaneous. Except as provided in the next sentence, this Addendum constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

CONFIRMED AND AGREED:

WASATCH FUNDS, INC.

By:
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------
Date:
        ---------------------------------